                                  EXHIBIT 10.6

                AGREEMENT BETWEEN THE COMPANY AND PETER A. ALLEN


           THIS AGREEMENT is made and entered into on __________________, ______, between Data Dimensions, Inc. (hereinafter "Employer" or the "Company") and Peter A. Allen (hereinafter "Employee"). In consideration of the mutual covenants set forth hereinafter, the parties hereto agree as follows:

                                    AGREEMENT

1. Engagement. Employer hereby agrees to employ Employee and Employee hereby agrees to be employed in the capacity of President and Chief Executive Officer (hereinafter "President and CEO") for the terms and on the conditions stated herein.

2. Term of Employment. Employee's employment under this Agreement shall commence on December 7, 1998 and shall terminate when either party terminates this Agreement pursuant to the provisions of Paragraph 7 herein.

3.   Duties.

     (a) Employee shall be employed as President and CEO on a full-time basis. As President and CEO, Employee shall perform at all times, faithfully, industriously, and to the best of his ability, all duties and functions consistent with the offices of President and CEO. Employee shall perform his job duties subject to the general supervision, orders, advice and direction of the Board of Directors. Employee also agrees to abide by any general employment guidelines or policies adopted by Employer as they may be implemented and/or amended from time to time.

     (b) During his employment with Employer, Employee also shall be a member of the Company's Board of Directors. Upon termination of Employee's employment for any reason, Employee's position as a member of the Board of Directors shall also automatically be terminated, unless the Board of Directors determines otherwise.

     (c) During the term of Employee's employment under this Agreement, Employee may engage in other business activities or on a volunteer basis in religious, charitable or other community activities, provided that Employee provides advance notification to the Board of Directors of each such activity and that such activities do not negatively reflect on Employer or impair or otherwise negatively affect Employee's ability to fulfill his duties under this Agreement, including the Employee Confidentiality and Non-Competition Agreement, executed on even date and incorporated herein by reference and attached hereto as Exhibit 1. If Employee engages in any such business, religious, charitable or other community activity that in the determination of the Board of Directors, or designee, reflects negatively on Employer or impairs or otherwise negatively affects Employee's ability to fulfill his duties under this Agreement, Employee shall immediately cease participating in such activity at the request of the Board of Directors or designee.

4. Relocation Expenses. Employer shall provide comprehensive relocation assistance to employee and his family for their move from Princeton Junction, NJ, to the Bellevue, WA area. Employer shall reimburse Employee for all actual costs associated with the sale of Employee's residence in New Jersey, the acquisition of a new residence in Washington, and the relocation of his family's personal property to Washington, such costs not to exceed seventy-five thousand dollars ($75,000.00). Employer shall also provide for reasonable accommodations for Employee and his family for any temporary living arrangements as may be necessary through February 1, 1999. In addition, Employer shall provide federal and state income tax protection for any additional income taxes due as a result of Employee's relocation and the reimbursements and payments described above.

5.   Compensation.

     (a) As salary for the services to be rendered by the Employee to Employer pursuant to this Agreement, Employer hereby agrees to pay the Employee a monthly gross salary of twenty-nine thousand one hundred sixty-six and 66/100 Dollars ($29,166.66) (hereinafter "Base Salary"), minus lawful withholdings and deductions, payable according to Employer's normal payroll practices and schedule.


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     (b)  In addition to the Base Salary above, Employee may receive additional performance-based bonuses up to three hundred fifty thousand and 00/100 Dollars ($350,000.00) annually, all such payments to be made based on a payment schedule and bonus criteria that shall be established by mutual written agreement between Employee and Employer no later than fifteen (15) business days after the start of each fiscal year.

     (c) If and provided that Employee is still employed with the Company sixty (60) days after he commences employment, Employee shall also receive a one-time signing bonus of ninety-two thousand and 00/100 Dollars ($92,000.00), minus lawful withholdings and deductions, on that date.

6.   Employee Benefits.

     (a) Employee shall be eligible for employee benefits, including, if provided to other executive employees, medical, dental, disability insurance, paid sick leave, and vacation according to the terms provided by the Employer. Such benefits may be amended or discontinued by Employer at any time.

     (b) Employer and Employee agree that in addition to the compensation provided for above, Employee shall be eligible to accumulate equity in the Company while he is employed as follows:

          (i) Upon commencement of his employment, Employee shall be granted a nonqualified stock option exercisable for three hundred fifty thousand (350,000) shares of the Company's common stock, exercisable at a per share price equal to the closing price of the Company's common stock as reported by the NASDAQ National Market at the close of business on the business day immediately preceding the date Employee's employment with Employer commences. Such options shall become exercisable as to 87,500 shares on the first anniversary of the date of granting and as to an additional 87,500 shares on each of the second, third and fourth anniversaries; provided that if Employee's employment is terminated for any reason, other than death or disability (as defined by Section 7(b) below), prior to the end of the four year period, Employee shall be entitled only to exercise such options as to those shares that have vested at the end of the immediately prior full year of employment.

          (ii) Upon commencement of his employment, Employee shall be granted an additional non qualified stock option exercisable for fifty thousand (50,000) shares of the Company's common stock, exercisable at a per share price equal to the closing price of the Company's common stock as reported by the NASDAQ National Market at the close of business on the business day immediately preceding the date Employee's employment with Employer commences. Such option shall become fully exercisable on the first anniversary of the date of grant, provided that if Employee's employment is terminated for any reason, other than death or disability (as defined by Section 7(b) below), prior to the end of the first year period, such option shall not be exercisable.

          (iii) Notwithstanding Sections 6(b)(i) and (ii) above, in the event of Employee's death or disability (as defined by section 7(b) below), Employee, his personal representative or guardian shall be entitled to exercise all vested unexercised options described in sections 6(b)(i) and
     (ii) above thirty (30) days after such death or disability.

          (iv) Notwithstanding sections 6(b)(i) and (ii) above, the options granted to Employee shall be accelerated under the same circumstances set forth in Section 10.4 of Employer's 1997 Stock Option Plan.

     (c) Employer shall provide employee with a leased automobile as agreed upon by executive compensation committee for the duration of Employee's employment.

7. Termination. This Agreement may only be terminated upon the occurrence of one or more of the following events:

     (a)  Death.  This Agreement shall terminate upon the death of the Employee.

     (b) Disability. This Agreement shall terminate thirty (30) days after Employer delivers written notice to the Employee (or his personal representative) that the Employee is suffering from a disability that renders him unable to perform the essential functions of his employment hereunder with or without reasonable accommodations.

     (c) Without Cause. This Agreement may be terminated without cause by either party hereto by delivering to the other party a Notice of Intent to Terminate at least thirty (30) days prior to such termination (hereinafter "Notice Period"). Failure by the Employee to provide at least thirty (30) days' prior written notice of his intent to terminate shall result in forfeiture by the Employee of any and all accrued and unpaid benefits which would otherwise be payable upon termination of this Agreement. Upon providing notice to the Employee, Employer shall have the option of relieving the Employee of all duties throughout the Notice Period through the date of termination, which shall not affect Employee's right to any pay or benefits through the Notice Period.

     (d) For Cause. This Agreement may be terminated by Employer immediately for cause. For purposes of this Agreement, termination "for cause" shall include, but not be limited to: (1) any of the following acts that are not cured within thirty (30) days following the delivery by the Board of Directors or designee of written notice to Employee which explains the steps needed to cure: (i) any material breach of this Agreement by the Employee, (ii) failure or refusal of the Employee to perform satisfactorily his stated duties hereunder,
(iii) any act or omission by Employee that substantially impairs the Company's business, goodwill, or reputation, or (iv) reasonably-based lack of confidence by the Board of Directors in Employee's ability to perform the duties of his job in a satisfactory manner; (2) refusal or repeated failure of the Employee to carry out the directions of the Board of Directors or designee; (3) any act of personal dishonesty, breach of fiduciary duty, incompetence, insubordination or willful misconduct by the Employee; or (4) Employee's violation of any criminal law, rule or regulation (other than minor traffic violations or similar offenses).

8.   Effect of Termination.

     (a) In the event of termination of this Agreement for any reason permitted hereunder, Employer shall have no further obligation to pay, and Employee shall have no further right to receive, compensation or benefits hereunder, except for: (i) payment of any portion of Employee's Base Salary and benefits attributable to services already performed by the Employee as of the effective date of such termination; and (ii) compensation and benefits pursuant to clause (b) of this Section 8.

     (b)  If Employer terminates Employee pursuant to Section (c) of
Paragraph 7 herein, Employee shall receive separation pay equaling Employee's base salary for twelve (12) months, minus lawful withholdings and deductions, to be paid in equal payments over the twelve (12) months following termination according to Employer's normal payroll practices and schedules, and medical and dental benefits that Employer offers to other executive employees for Employee and his family for those same twelve (12) months; provided however that Employee's receipt of such separation pay shall be contingent on Employee's binding execution of a Separation Agreement which shall include a full and final release of any and all claims or controversies ("Claims") Employee (and/or Employee's heirs, assigns, spouse, marital community, representatives or anyone on Employee's behalf) has or may have against the Employer (including claims against Associated Persons as defined in paragraph 11 herein) arising out of or in any way related to Employee's employment with Employer, the provision of services by Employee for Employer or Employee's termination of employment with Employer, as of the effective date of the Separation Agreement and Employee's continued compliance with his Confidentiality and Non-Competition Agreement as set forth in paragraph 10 and Exhibit 1 herein.

9. Protection of Employer Property. All records, files, manual, lists of clients, blanks, forms, materials, supplies, computer programs, and other materials furnished to the Employee by the Employer, used on its behalf, or generated or obtained during the course of the Employee's employment hereunder remain the property of Employer. The Employee is only a holder of this property for the sole use and benefit of the Employer and will take all reasonable precautions to safely keep and preserve such property, except as consumed in the normal business operation of the Employer. Upon termination of the Employee's employment hereunder, and at any other time upon Employer's request, the Employee will immediately deliver to Employer, or its authorized representative, all of Employer's property, including all copies thereof, then in the Employee's possession or control. Employee authorizes Employer to deduct from Employee's compensation the value of any Employer property not returned upon Employer's request.

10. Confidential Information and Non-Competition. Concurrently with the execution of this Agreement, Employee shall execute an Employee Confidentiality and Non-Competition Agreement (hereinafter "Confidentiality and Non-Competition Agreement"), attached hereto as Exhibit 1, and incorporated herein by reference.

11.  Arbitration of Claims.

     (a) To the extent provided by law, Employer and Employee mutually consent to the resolution by arbitration of all Claims, arising out of or related to Employee's employment (or termination), the Employer may have against Employee or that Employee may have against Employer (including any parent, subsidiary, or otherwise affiliated corporation, partnership or other business enterprise and all of its or their officers, directors, assigns, predecessors, subsidiaries, affiliates, employers, employees representatives and agents, herein collectively called "Associated Persons"), including, but not limited to, Claims for wages or other compensation due; Claims for breach of any contract or covenant (express or implied); tort Claims; Claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, sexual orientation, medical condition, handicap, disability or any other category protected by law as all these terms are defined under federal, state, and local law, but excluding an administrative charge of discrimination); Claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); Claims for permanent injunctive and/or equitable relief; and/or Claims for violation of any federal, state, or governmental law, statute, regulation, or ordinance, except for Claims excluded in this section.

     The aggrieved party must give notice of any Claim to the other party which shall identify and describe the nature of all Claims asserted and the facts upon which such Claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

     Claims that Employee may have for workers' compensation or unemployment compensation benefits are not covered by this arbitration provision. Also not covered by this arbitration provision are claims by the Employer for damages, injunctive and any other relief for the following: unfair competition, the use and/or unauthorized disclosure of trade secrets or confidential information, violation of Sections 9 or 10 of this Agreement, or violation of the Confidentiality and Non-Competition Agreement (Exhibit 1 hereto), as to which Employer may seek and obtain temporary and permanent relief from a court of competent jurisdiction.

     (b)  Discovery and Arbitration Procedures.

     The Employer and Employee agree that any arbitration shall be in accordance with the then-current applicable Arbitration Procedures of the American Arbitration Association ("AAA"). Any claim brought under this section shall be instituted and commenced exclusively in King County, Washington.

     The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Washington or federal law of the United States of America, or both, as applicable to the Claim(s) asserted. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or information of this Agreement, including but not limited to any Claim that all or any of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

     Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, the Employer and Employee agree that neither shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this Agreement.

     (c)  Arbitrator Fees and Costs.

     The Employer and Employee shall equally share the fees and cost of the Arbitrator unless the Arbitrator determines that a different division is necessary in order to enforce the provisions of this Section 11.

12. Assignability. The contractual obligations of the Employee hereunder are personal and neither the rights nor obligations under this Agreement may be assigned or transferred by the Employee to any other person. This Agreement will bind and benefit any successor of the Employer, whether by merger, sale of assets, reorganization or other form of business acquisition, disposition or business reorganization.

13. Entire Agreement. This Agreement, including the Confidentiality and Non-Competition Agreement (Exhibit 1 hereto), contains the entire Agreement of the parties hereto. This Agreement shall terminate and supersede any prior written or oral agreements or understandings between the parties hereto regarding the terms and conditions of Employer's employment of the Employee.


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14.  Modification. No waiver, amendment or modification of this Agreement or any portion thereof, including any future representations that are inconsistent with the terms set forth herein, will be valid unless made in writing and duly executed by each party hereto.

15. Severability. If any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect under the law applicable hereto, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired and all provisions shall be enforceable to the full extent permitted under applicable law.

16. Waiver. Failure to insist upon strict compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time.

17. Effectiveness. This Agreement shall become effective as of the date first above written upon the execution and delivery of this Agreement (or a counterpart hereof) by each of the parties hereto.

18. Headings. The Section headings in this Agreement are for convenience of reference only and shall not be given any effect in the construction or interpretation hereof.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

20. Choice of Law/Venue. Due to the location of Employer's corporate headquarters in Washington State, the important role played by such corporate office in determining the terms and conditions of Employee's employment, and the need of both parties for predictability in their employment relationship, this Agreement and all actions or suits hereunder shall be governed by and construed in accordance with the laws of the State of Washington. Both parties agree that venue for any suit or action arising from or relating to this Agreement shall be exclusively King County, Washington. Both parties waive the right to change such venue and hereby consent to the jurisdiction of such courts for such claims.

21. Attorney Fees. The prevailing party in any suit or action to enforce this Agreement, or any term hereof, shall be entitled to recover all its costs and expenses incurred in connection with such suit or action, including without limitation reasonable attorney's fees incurred at all levels and proceedings.

22. Survival. Notwithstanding any term or provision in this Agreement to the contrary, the obligations of the Employee pursuant to Sections 9 and 10 of this Agreement, including the obligations set forth within the Employee Confidentiality and Non-Competition Agreement (Exhibit 1 hereto), shall survive the termination of the Employee's employment.

23. Acknowledgment. The Employee acknowledges that he has read this Agreement, that he has had an opportunity to consult with an attorney regarding the terms and conditions hereof, that he fully understands the meaning and significance of such conditions, and that he accepts and signs this Agreement as his own free act and in full and complete understanding of its present and future legal effect.

     IN WITNESS WHEREOF, each of the parties has duly executed this Agreement voluntarily and free of duress or any other encumbrance, as of the date above written.


                                                    /S/  PETER A. ALLEN
                                                    ----------------------------
                                                    PETER A. ALLEN


                                                    DATA DIMENSIONS, INC.


                                                    By:
                                                        ------------------------
                                                    Its:
                                                        ------------------------

                          EMPLOYEE CONFIDENTIALITY AND
                            NON-COMPETITION AGREEMENT

     In consideration of his employment by Data Dimensions, Inc. (hereinafter "DDI" or "Employer"), and the compensation paid, or to be paid, to him by DDI, as well as the agreements contained in the Employment Agreement of even date (and into which this Employee Confidentiality and Non-Competition Agreement (hereinafter "Confidentiality and Non-Competition Agreement") is incorporated by reference), Peter A. Allen ("Employee") agrees as follows:

1.   Need for and Scope of Employer Protections.

     (a)  Employee recognizes and acknowledges that:

          i. As a result of his employment with Employer, Employee will gain access to certain Confidential Information (as defined herein), and in many instances, valuable training, that Employee would not have gained but for his employment with Employer.

          ii. The Confidential Information Employee receives is Employer's "stock in trade." This information has unique and substantial value to Employer due to the fact that it is not readily ascertainable to those who are not employed with Employer, and the unauthorized use or disclosure of this information will cause Employer to suffer serious and irreparable harm, economic and otherwise.

          iii. Employer is a multi-national concern that does business all over the United States as well as in foreign countries, the confidential nature of any Confidential Information divulged to Employee is of value to Employer in all of the countries, states, counties, and cities in which Employer does business, and the unauthorized use or disclosure of Confidential Information in any of the countries, states, counties, or cities in which Employer does business will cause Employer to suffer serious and irreparable harm, economic and otherwise.

          iv. Employer has a vital and substantial interest in maintaining the confidentiality of its Confidential Information, in maintaining a stable work force, in continuing its relationships with its Corporate Contacts (as defined in Paragraph 2 herein), in remaining in business, and in avoiding or minimizing any disruption of, damage or impairment to, or interference with its business.

     (b)  Scope of Employer Protection

          i. In his employment with Employer, Employee may perform services in more than one city, county, state or country, and may gain access to Confidential Information that pertains not only to the specific area in which Employee lives and/or works but also to other cities, counties, states and countries in which Employer does business. The employer protections stated herein are intended to protect Employer to the fullest extent of the law in all of the cities, counties, states, and countries in which Employer does business.

          ii. Employer and Employee expressly acknowledge and agree that each of the employer protections stated herein is intended to be as broad as may be permitted under the provisions of applicable law. Employer and Employee further agree that the unenforceability of any one or more Employer protections stated herein (or any portion thereof), shall not affect the enforceability of any other protection (or portion thereof) stated herein.

2.   Confidential Information

     (a) Definition. As used in this Agreement, the term "Confidential Information" shall mean any information of DDI, (including any parent, subsidiary, predecessor, successor, or otherwise affiliated corporation, partnership or other business enterprise, hereinafter collectively referred to as the "Corporation"), whether or not in written form, which has not been previously disclosed to the public by the Corporation and which is either marked or designated by the Corporation as confidential or proprietary or is or should have been known to Employee as being treated by the Corporation as confidential or proprietary or which has been provided to the Company by third parties which the Company is obligated to keep confidential. The term "Confidential Information" shall include, but is not limited to, the following:

          i.    The Corporation's trade secrets;

          ii. The Corporation's methods of conducting or obtaining business, including methods of marketing and client site acquisition and development;

          iii. The Corporation's business plans, operating plans, finances, properties, legal affairs, labor reports, reports of any nature, financial history or financial projections;

          iv.   The identity of any potential locations for new operations;

          v. Operating manuals, management guides, marketing plans, or advertising plans;

          vi. Actual or prospective clients, customers, suppliers, vendors, distributors, investors, or any other persons related to or associated with the Corporation's operations (hereinafter, "Corporate Contacts");

          vii. Information concerning negotiations, proposals, discussions or agreements with any Corporate Contacts;

          viii. Information concerning employee compensation, including Employee's own salary; or

          ix. Any other information or confidences relating to the Corporation and its business or prospects.

     (b) Employee Access to Confidential Information. Employee acknowledges that in the course of performing his duties for Employer, he will have access to Confidential Information, the ownership and confidential status of which are highly important to the Corporation. Employee also acknowledges that such Confidential Information is and shall continue to be the exclusive and permanent property of the Corporation, whether or not prepared in whole or in part by Employee, and whether or not disclosed or entrusted to Employee in connection with his duties for Employer. Confidential Information shall not be deemed disclosed to the public due to its being disclosed to Employee or to any past, present, or potential employees of the Corporation.

     (c) Safeguarding of Confidential Information. Employee shall exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure, and shall to take all steps necessary to maintain the confidentiality thereof.

     (d) Nondisclosure of Confidential Information. Employee shall hold all Confidential Information in a fiduciary capacity and shall not, directly or indirectly, either during the term of his employment (except as required in the normal course of the performance of his duties), or at any time after his employment is terminated for any reason:

          i. Disclose or furnish to any person, corporation or other entity, or use in his own or in any other person's business, any Confidential Information (except that Employee may disclose his salary on tax returns, credit applications, and in other manners consistent with personal and financial needs that do not conflict or compete with Employer); or

          ii. Utilize any such Confidential Information, or Employee's affiliation with Employer, for the gain, advantage, or profit of anyone other than Employer; or

          iii. Take advantage of any business opportunity which, because of Confidential Information obtained in Employee's employment capacity or as a result of his employment, Employee knows the Corporation may or is likely to consider.

     (e) Return of Confidential Information. Upon termination of his employment for any reason, and regardless of whether initiated by DDI or Employee, or upon the Corporation's request, Employee shall surrender all papers, records, memoranda, notes, or other documents of any kind, all video and audio tapes, all computer software in any form, all computer tapes, disks and other magnetic media, and all copies of any of the above, whether prepared by himself or by others, relating, directly or indirectly, in any way to the Corporation, or the business or affairs thereof which have at any time come into his possession or control, together with his written certification of compliance. Employee agrees, except for DDI's use, not to make or cause to be made any copies, duplicates, facsimiles or other reproductions, or abstracts or summaries, of any such materials or objects, or remove any such materials or objects from the Employer's possession.

     (f) Disclosure of Potential Risks. In order to allow the Corporation to be apprised of and evaluate all risks of disclosure and to take steps, if necessary, to protect its exclusive ownership and use of Confidential Information, Employee shall, during the term of his employment with Employer and for a period of three (3) years thereafter, notify Employer of any employment, business, or other activity in which Employee plans to engage, whether for profit or otherwise, that is or may be related in any way to the subject matter of the Confidential Information or which does or may compete in any manner with the Corporation. Employee agrees to provide such notification prior to engaging in any such activity, whether as an employee or independent contractor, whether paid or unpaid, and prior to commencing any such employment, business, or other activity.

     (g)  Disclosure of Prior Restrictions. Employee understands that
Employer is not employing Employee in order to obtain any information which is the property of any previous employers or any other person or entity for whom Employee has performed services. Accordingly, Employee warrants and represents to Employer that: (a) Employee shall not, in performing services for Employer, make use of information which is the property of and/or confidential to any previous employer or other person or entity for whom Employee has performed services; (b) Exhibit A attached hereto is a complete list of all prior employment, confidentiality and other agreements which may impose restrictions on his activities, true and correct copies of which have been provided to DDI; and (c) Employee is not currently subject to any restriction which would prevent or limit Employee from carrying out his duties for Employer.


3.   Noncompetition

     a. During the term of Employee's employment, and for six (6) months after termination of employment (or, in the event Employee is terminated pursuant to Section (d) of Paragraph 7 of the Employment Agreement then for nine
(9) months after termination of employment), Employee shall not, directly or indirectly, own, operate, provide financial, technical or other assistance or services to, accept any employment with, or be connected with, as an officer, partner, proprietor, consultant, representative, agent or stockholder (other than as an owner of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market), any organization which otherwise directly competes or may directly compete in the reasonably foreseeable future in any manner with the Corporation.

     b. This covenant not to compete shall apply only within a fifty (50) mile radius of Bellevue, WA.

     c. During the term of his employment and the term of this covenant not to compete, Employee shall inform any potential employer, prior to accepting employment, of the existence of this covenant not to compete and provide such potential employer with a copy thereof.

4. Nonsolicitation of Employees. During the term of Employee's employment and for twelve (12) months after termination of the Employment Agreement by either party, Employee shall not induce or attempt to induce any person who is in the employment of the Employer to leave such employment or engage in any activity described in Section 3.a. above, nor shall Employee for purposes of violating the prohibitions in this agreement disclose the names of any of Employer's employees, either directly or indirectly, to any person or entity.

5.   Nonsolicitation of Corporate Contacts.

     a. During the term of Employee's employment and for twelve (12) months after termination of his employment, Employee shall not, for purposes of providing products or services that are competitive with Employer (as defined in Section 3.a. above), solicit or accept, or attempt to solicit or accept, directly or by assisting others, any work, services, goods, or other business from any of Corporate Contacts of Employer, nor for said purposes shall Employee disclose the names of any Corporate Contacts, either directly or indirectly, to any person or entity, unless Employee receives the prior, express, written consent of Employer.

     b. If for any reason Employee shall provide or accept work, services, goods, or other business to or from any Corporate Contacts that are competitive with Employer within twelve (12) months after termination of his employment, then at the sole election of Employer, Employee shall pay to Employer fifty percent (50%) of the actual fees billed or billable to such Corporate Contacts during that period of time. This remedy, if elected by Employer, shall be in addition to any other remedies provided to Employer under this Agreement or by law.

6.   Disclosure and Assignment to Employer

Employee will disclose immediately and assign to Employer, or to any other person designated in writing by Employer, all inventions, discoveries and improvements, patentable or unpatentable, made, conceived, or first reduced to practice by Employee, alone or jointly with others, during his employment, which inventions or improvements:

     a. Were made, conceived or first reduced to practice in the performance of duties assigned to or undertaken by the Employee as a part of such employment, or

     b. Were made, conceived or first reduced to practice with the material use of the Employer's time, equipment, material, facilities, funds, or

     c. Make material use of any trade secrets or other confidential information of the Employer's with which Employee comes into contact, or

     d. Relate to any investigations or obligations undertaken by the Employer, the details of which the Employee became aware of because of this employment, or

     e. Which relate to investigations or obligations undertaken by the Employer and which are being performed at the physical location of employment, and to which the Employee has access.

All such inventions, discoveries and improvements will be the sole and exclusive property of Employer.

This Agreement does not apply to any invention that Employee had developed entirely on his own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either
(a) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or (b) result from any work performed by the employee for the employer.

7. Perfection of Rights, Title and Interest, and Obtaining of Patent. Employee will, during his employment for Employer and thereafter, perform at the request and expense of Employer all lawful acts and execute, acknowledge and deliver all instruments deemed necessary or desirable by Employer to vest in Employer the entire right, title and interest in the inventions, discoveries and improvements referenced above, and to enable Employer to properly prepare, file and prosecute applications for and obtain and defend patents of the United States and of foreign countries, as well as reissues, renewals and extensions thereof, and to obtain and record title to such applications and patents, so that Employer shall be the sole and absolute owner thereof in any and all countries in which it may desire patent or like protection.

8. Work Made for Hire. To the extent not otherwise covered by the provisions above, Employee agrees that all creative work, including without limitation designs, drawings, specifications, techniques, models, and processes, prepared or originated by Employee during or within the scope of employment, whether or not subject to protection under federal copyright or other law, constitutes work made for hire, all rights to which are owned by DDI, Inc.; and, in any event, employee assigns to DDI, Inc. all rights, title and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law.

9.   Miscellaneous

     (a) Scope. The scope and effect of the covenants contained in this Confidentiality and Non-Competition Agreement shall be as broad as may be permitted under the provisions of applicable law. To the extent that the language of such covenants may be greater than permitted by applicable law, that portion thereof shall be ineffective, but the provisions of the covenants shall nevertheless remain effective with respect to such portion of the covenants as shall be permitted by applicable law.

     (b) Choice of Law/Venue. Due to the location of DDI's corporate headquarters in Washington State, the important role played by such corporate office in determining the terms and conditions of Employee's employment, and the need of both parties for predictability in their employment relationship, this Confidentiality and Non-Competition Agreement and all actions or suits hereunder shall be governed by and construed in accordance with the laws of the State of Washington. Both parties agree that suit or action relating to this Confidentiality and Non-Competition Agreement shall not be subject to the Arbitration provision of Section 11 of the Employment Agreement and shall be instituted and commenced exclusively in the King County Superior Court for the State of Washington, or the United States District court for the Western District of Washington. Both parties waive the right to change such venue and hereby consent to the jurisdiction of such courts for such claims.

     (c) Entire Agreement. This Confidentiality and Non-Competition Agreement and the Employment Agreement between Employee and DDI dated as of this same date contain the entire agreement of the parties hereto. These two Agreements shall terminate and supersede any prior written or oral agreements or understandings between the parties hereto regarding the terms and conditions of Employer's employment of the Employee.

     (d) Modification. No waiver, amendment or modification of this Confidentiality and Non-Competition Agreement or any portion thereof, including any future representations that are inconsistent with the terms set forth herein, will be valid unless made in writing and duly executed by each party hereto.

     (e) Attorney Fees. The prevailing party in any suit or action to enforce this Confidentiality and Non-Competition Agreement, or any term hereof, shall be entitled to recover all its costs and expenses incurred in connection with such suit or action, including without limitation reasonable attorney's fees incurred at all levels and proceedings.

     (f) Assignment. Employee agrees that this Confidentiality and Non-Competition Agreement may be assigned by DDI in connection with a sale of DDI's business or other change in the control of DDI. Employee agrees that if Employee is transferred to a subsidiary or affiliate of DDI or the Corporation, or from one subsidiary or affiliate to another, all the terms and conditions of this Agreement shall apply between such subsidiary or affiliate and himself with the same force and effect as if the Agreement had been made with such subsidiary or affiliate in the first instance.

     (g) Acknowledgment of Irreparable Harm; Remedies. Employee acknowledges that the Confidential Information that Employee will obtain as a result of his employment hereunder is special and unique to DDI, and that a breach by Employee of any of the terms and covenants of this Agreement will result in irreparable and continuing harm to DDI for which there will be no adequate remedy at law.

          i. In the event of a breach or threatened breach of any of the terms or covenants contained in this Confidentiality and Non-Competition Agreement, Employee agrees that DDI shall be entitled to temporary and permanent injunctive relief upon a showing of said breach or threatened breach without proof of actual damage therefore against the Employee and any of the Employee's partners, agents, employers and employees, or any persons acting for or with the Employee, and/or an order of temporary and permanent specific performance enforcing this Agreement, and any other remedies provided to DDI by applicable law.

          ii. In the event any of the terms or conditions of this Agreement are found unreasonable by a court of competent jurisdiction, Employee agrees to accept as binding in lieu thereof, any such lesser restrictions which said court or arbitrator may deem reasonable.

     (i) Effectiveness. This Confidentiality and Non-Competition Agreement shall become effective as of the date first below written upon the execution and delivery of this Agreement (or a counterpart hereof) by each of the parties hereto.

     (j) Headings. The Section headings in this Confidentiality and Non-Competition Agreement are for convenience of reference only and shall not be given any effect in the construction or interpretation hereof.

     (k) Counterparts. This Confidentiality and Non-Competition Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (l) Duration. The obligations set forth in this Confidentiality and Non-Competition Agreement will continue as set forth herein beyond the term of Employee's employment by DDI, regardless of the reason, or lack thereof, for the termination of his employment or whether any compensation was received by his in connection therewith.

     (m) Subpoenas. If Employee is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, Employee will immediately notify DDI in order that the Corporation may take such action as it deems necessary to protect its interests.

     (n) Waiver. Failure to insist upon strict compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time.

     (o) Acknowledgment. Employee acknowledges that he has read this Confidentiality and Non-Competition Agreement, that he has had the opportunity to consult with counsel regarding its contents, that he fully understands the meaning and significance of the provisions set forth herein and that he accepts and signs this Confidentiality and Non-Competition Agreement as his own free act and in full and complete understanding of its present and future legal effect.

     IN WITNESS WHEREOF, each of the parties has duly executed this Agreement voluntarily and free of duress or any other encumbrance, as of ______________, 1998.



                                            /S/  PETER A. ALLEN
                                            ------------------------------------
                                            PETER A. ALLEN


                                            DDI CORPORATION


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                     EXHIBIT A TO CONFIDENTIALITY AGREEMENT

List all employment, confidentiality or other agreements to which you are a party and which may restrict your activities on behalf of DDI.